Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NETSTREIT Corp.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Dallas, Texas
August 14, 2020